UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Titan International, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Titan International, Inc.
Supplement to Proxy Statement dated April 26, 2019
For the Annual Meeting of Stockholders
To be Held on June 12, 2019
_____________________________________________________________________________________________________

Withdrawal of Director Nominee

This proxy statement supplement, dated May 14, 2019 (the “Supplement”), provides updated information with respect to the 2019 Annual Meeting of Stockholders of Titan International, Inc. (the “Company”) to be held on June 12, 2019 (the “Annual Meeting”).
On April 26, 2019, the Company commenced mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its stockholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.
On May 3, 2019, Peter B. McNitt notified the Company that he will not stand for re-election to the Board at the Annual Meeting. As a result, Mr. McNitt’s name has been withdrawn from nomination for re-election to the Board. The Board has determined that no other nominee for election at the Annual Meeting will be named in place of Mr. McNitt.
The remaining nominees named in the Proxy Statement will continue to stand for re-election at the Annual Meeting. Notwithstanding Mr. McNitt’s withdrawal as a nominee for re-election to the Board, the Notice of Internet Availability and the form of proxy card made available with the Notice of the Annual Meeting remain valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining seven nominees, as named in the Proxy Statement and instruction to vote for Mr. McNitt will be disregarded. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by stockholders will remain valid and will be voted at the Annual Meeting, unless revoked as described below. If you have not yet submitted your proxy or submitted your voting instructions, please disregard Mr. McNitt’s name as a nominee for election as a director. None of the other agenda items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement.
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•
Filing with the Corporate Secretary of the Company a duly executed revocation (which must be received before the start of the Annual Meeting), addressed to Michael G. Troyanovich, Corporate Secretary and General Counsel of Titan International, Inc., 2701 Spruce Street, Quincy, Illinois, 62301;

•
Submitting a new proxy bearing a later date than the earlier voted proxy by following the instructions provided in the Notice of Internet Availability or the proxy card (which must be received before the start of the Annual Meeting); or

•	Voting in person by written ballot at the Annual Meeting.

If you hold your stock in street name, you may change your vote by: (i) submitting new voting instructions to your broker or other intermediary; or (ii) if you have obtained a legal proxy from your broker or other intermediary, by attending the Annual Meeting and voting in person by written ballot.
By Order of the Board of Directors,

/s/ MICHAEL G. TROYANOVICH
Michael G. Troyanovich
Corporate Secretary and General Counsel

May 14, 2019